Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is made as of July 2, 2019 (the “Effective Date”), by and between DPW Holdings, Inc., a Delaware corporation (the “Company”) and [●] (the “Investor”). In addition to the terms defined elsewhere in this Agreement, certain terms used herein have the meanings set forth in Section 8 hereof.

WHEREAS, a dispute has arisen between the Investor and the Company with respect to a loan made by the Investor to the Company as evidenced by that certain Term Promissory Note issued by the Company for the benefit of the Investor on September 21, 2018, as amended (the “Note”); and

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Company and the Investor desire to enter into a transaction wherein the Company shall issue the Investor a Term Promissory Note (the “New Note”) in the principal amount of $783,031.14, which amount shall be increased and finalized provided for in that certain side letter agreement dated as of even date hereof (as reduced pursuant to the terms hereof pursuant to prepayment or otherwise, the “Principal”), in the form attached hereto as Exhibit A, in exchange for the Note;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Exchange; Forbearance. The closing will occur on July 2, 2019 (or such later date as the parties hereto may agree in writing) (the “Closing”) following the satisfaction or waiver of the conditions set forth herein (such date, the “Closing Date”). Pending the Closing up to and through 5:00 pm (Eastern Standard Time) on July 3, 2019, the Investor shall take no action to enforce its rights under the Note. On the Closing Date, subject to the terms and conditions of this Agreement, the Investor and the Company shall exchange the Note for the New Note. At the Closing, the following transactions shall occur (such transactions in this Section 1, the “Exchange”):

1.1.       On the Closing Date, the Company shall issue the New Note to the Investor. Promptly after the Closing Date, but in no event more than one (1) Trading Day (as defined below) after the Closing Date, the Company shall deliver an executed original New Note to the Investor. On the Closing Date, the Investor shall be deemed for all purposes to have become the holder of record of the New Note, irrespective of the date the Company delivers the New Note to the Investor. Upon receipt of the executed original of the New Note in accordance with this Section 1.1, all of the Investor’s rights under the Note shall be extinguished (including, without limitation, the rights to receive, as applicable, any premium, make-whole amount, accrued and unpaid interest or dividends thereon or any shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) with respect thereto).

1

1.2.       The Company acknowledges and agrees that the New Note is an enforceable and binding obligation of the Company, subject to the terms of this Agreement.

1.3.       It shall be a condition to the obligation of the Investor, on the one hand, and the Company, on the other hand, to consummate the Exchange contemplated hereunder that the other party’s representations and warranties contained herein are true and correct on the Closing Date with the same effect as though made on such date, unless waived in writing by the party to whom such representations and warranties are made.

2.             Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:

2.1.       Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation nor default of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, and no claim, action or proceeding of any kind has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2.2.       Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the New Note and to otherwise to carry out its obligations hereunder and thereunder. This Agreement and the New Note have been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and the New Note and the consummation by the Company of the transactions contemplated hereby and thereby will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the creation of any options, contracts, agreements, liens, security interests, or other encumbrances (“Liens”) upon any of the properties or assets of the Company or any of its Subsidiaries, or give to others any rights of termination, amendment, acceleration or cancellation of (with or without notice, lapse of time or both), any agreement, credit facility, debt, indenture or other instrument to which the Company or any of its Subsidiaries is a party or by which any property or asset of the Company or any of its Subsidiaries is bound or affected; or (iii) result in a violation of any law, rule, regulation, order, judgment, decree or other restriction of any court or governmental authority (including federal and state securities or “blue sky” laws) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, provided Exchange Approval (as hereinafter defined) is obtained in a timely manner in accordance with the terms hereof.

2

2.3.       Valid Issuance of the New Note. The New Note when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, and the Common Stock when issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

2.4.       Filing of Registration Statement. The Company agrees to file a resale registration statement on Form S-3 on or before July 10, 2019, which shall be declared effective no later than August 30, 2019 and otherwise be governed by the Registration Rights Agreement entered into by the parties hereto and dated of even date herewith.

2.5.       Reservation of Common Stock.

2.5.1.       So long as the New Note remains outstanding, the Company shall reserve 15,000,000 shares of Common Stock (the “Required Reserve Amount”) to be issued to the Investor in accordance with the terms hereof.

2.5.2.       If, notwithstanding Section 2.5.1, and not in limitation thereof, at any time while the New Note remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount for issuance pursuant to the terms of this Agreement (an “Authorized Share Failure”), then the Company shall as soon as practicable take all action necessary to increase the Company’s authorized shares of Common Stock or effectuate a reverse split of the Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock pursuant to the terms of this Agreement due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to the Investor, the Company shall pay to the Investor, in cash, an amount equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the greatest Closing Sale Price (as defined below) of the Common Stock on any Trading Day during the period commencing on the date the Investor delivers the applicable Issuance Notice (as defined below) with respect to such Authorized Failure Shares to the Company and ending on the date of such issuance and payment under this Section 2.5.2; and (ii) to the extent the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of Authorized Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Investor incurred in connection therewith.

3

2.6.       Compliance with Laws. The Company has complied in all material respects with all laws, rules, and regulations applicable to it and its business, and the Company has not received notice of any such violation.

2.7.       Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any person or entity, not already obtained, other than Exchange Approval, is required in connection with the execution and delivery of this Agreement and the New Note by the Company or the consummation by the Company of the transactions provided for herein and therein.

2.8.       Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

2.9.       Acknowledgment Regarding the Exchange. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the New Note and the transactions contemplated hereby and thereby and that the Investor is not: (i) an officer or director of the Company; (ii) an “affiliate” of the Company (as defined in Rule 144 promulgated under the Securities Act); or (iii) to the knowledge of the Company, a “beneficial owner” of 4.99% or more of the shares of Common Stock (as defined for purposes of Rule 13d-3 under the Exchange Act). The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Exchange, this Agreement, the New Note, any other document or agreement delivered in connection herewith or therewith or the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Exchange, this Agreement, the New Note, any other document or agreement delivered in connection herewith or therewith or the transactions contemplated hereby and thereby is merely incidental to the Investor’s acceptance of the New Note and Common Stock issuable under this Agreement. The Company further represents to the Investor that the Company’s decision to enter into the Exchange has been based solely on the independent evaluation by the Company and its representatives.

4

2.10.       SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two (2) years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.11.       Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholder or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the New Note contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

5

2.12.       Absence of Litigation. Other than as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any of its Subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of the Agreement or the New Note or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its subsidiaries under the Exchange Act or the Securities Act.

2.13.       Capitalization. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Other than as set forth in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles any holder thereof to receive, Common Stock. Schedule 2.13 hereto sets forth all capital stock and derivative securities of the Company that are authorized for issuance and that are issued and outstanding. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Common Stock issuable under this Agreement, assuming the prior issuance and exercise, exchange or conversion, as the case may be, of all derivative securities authorized, as indicated in Schedule 2.13.

2.14.       Listing and Maintenance Requirements; Principal Market Regulation. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration. Other than as disclosed in the SEC Reports, the Company has not, in the twelve (12) months preceding the date hereof, received any notice from any Person to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. The Company shall use commercially reasonable best efforts to maintain the listing of the Common Stock on the Principal Market and shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules and regulations of the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action that would reasonably be expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall promptly, and in no event later than the following business day, provide to the Investor copies of any notices it receives from any Person regarding the continued eligibility of the Common Stock for listing on the Principal Market; provided, however, that the Company shall not be required to provide the Investor copies of any such notice that the Company reasonably believes constitutes material non-public information and the Company would not be required to publicly disclose such notice in any report or statement filed with the SEC and under the Exchange Act or the Securities Act. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 2.14.

6

2.15.       Disclosure. Upon receipt or delivery by the Company of any notice or other document in accordance with the terms of this Agreement, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall within one (1) Trading Day after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Investor contemporaneously with delivery of such notice, and in the absence of any such indication, the Investor shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries. If the Company or any of its Subsidiaries provides material non-public information to the Investor that is not simultaneously filed in a Current Report on Form 8-K and the Investor has not agreed to receive such material non-public information, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, Affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information.

2.16.       Indebtedness; Liens. Except as listed on Schedule 2.16 hereto, the Company does not have any indebtedness nor any Liens other than Permitted Liens. “Permitted Liens” shall have the same meaning given to such term in the New Note.

2.17.       No General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the New Note or the shares of Common Stock issuable thereunder.

3.             Representations and Warranties of the Investor. The Investor hereby represents, warrants and covenants that:

3.1.       Organization. The Investor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Investor is not in violation nor default of any of the provisions of its certificate of limited partnership, limited partnership agreement or other organizational or charter documents. The Investor is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, and no claim, action or proceeding of any kind has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

7

3.2.       Authorization. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Investor of this Agreement and the New Note and the consummation by the Investor of the transactions contemplated hereby and thereby will not: (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party or by which it is bound; or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Investor.

3.3.       Accredited Investor Status; Investment Experience. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act. The Investor can bear the economic risk of its investment in the New Note and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the New Note.

3.4.       No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the New Note or the fairness or suitability of the investment in the New Note nor have such authorities passed upon or endorsed the merits of the offering of the New Note.

3.5.       Ownership of Securities. The Investor owns and holds, beneficially and of record, the entire right, title, and interest in and to the Note free and clear of all rights and liens (other than pledges or security interests (i) arising by operation of applicable securities laws and (ii) that the Investor may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Investor has full power and authority to transfer and dispose of the Note to the Company free and clear of any right or lien. Other than the transactions contemplated by this Agreement and the New Note, there is no outstanding, plan, pending proposal, or other right of any person or entity to acquire all or any part of the Note or any shares of Common Stock issuable upon the delivery of an Issuance Notice and corresponding deduction of the face amount of the New Note.

3.6.       No Short Sales or Hedging Transactions. The Investor covenants and agrees that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales of the Common Stock or hedging transaction, which establishes a net short position with respect to the Common Stock during the period commencing with the execution of this Agreement and ending on the earlier of the Maturity Date (as defined in the New Note) or full satisfaction of the Company’s obligations under the New Note; provided that this provision shall not prohibit any sales made where a corresponding Issuance Notice is tendered to the Company and the shares of Common Stock received upon such issuance are used to close out such sale; provided, further that this provision shall not operate to restrict the Investor's trading under any prior securities purchase agreement containing contractual rights that explicitly protects such trading in respect of the previously issued securities.

8

4.             Additional Covenants.

4.1.       Disclosure; Confidentiality. The Company shall, on or before 8:30 a.m., New York, New York time, within one (1) Trading Day after the date of this Agreement, file with the SEC a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and attaching the form of this Agreement and the New Note as exhibits thereto (collectively with all exhibits attached thereto, the “8-K Filing”). From and after the issuance of the 8-K Filing, the Company represents to the Investor that it shall have publicly disclosed all material, non-public information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, Affiliates or agents, in connection with the Transaction Documents. The Company shall not, and shall cause its officers, directors, employees, Affiliates and agents not to, provide the Investor with any material, non-public information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Investor. To the extent that the Company delivers any material, non-public information to the Investor without the Investor’s express prior written consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, Affiliates or agents, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, Affiliates or agents not to trade on the basis of such material non-public information, provided that the Investor shall remain subject to applicable law. The Company shall not disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates, employees or agents, on the one hand, and the Investor or any of its Affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

4.2.       Principal Market Regulation. The Company agrees to submit the application to the Principal Market to obtain Exchange Approval no later than one (1) week after the Registration Statement is filed or due be filed under the Registration Rights Agreement dated as of even date hereof.

4.3.       Blue Sky. The Company shall make all filings relating to the Exchange required by Regulation D under the Securities Act and under applicable securities or “blue sky” laws of the states of the United States following the date hereof.

9

4.4.       Fees and Expenses. Except as otherwise set forth herein, each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Notwithstanding the foregoing, the Company has agreed to reimburse the Investor for up to $25,000 of documented attorneys’ fees, which sum is part of the principal of the New Note.

4.5.       Non-circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of the Company’s certificate of incorporation or other charter documents, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the New Note, and will at all times in good faith carry out all of the provisions of this Agreement and the New Note and take all action as may be required to protect the rights of the Investor under this Agreement and the New Note. Without limiting the generality of the foregoing or any other provision of this Agreement or the New Note, the Company (i) shall not increase the par value of any shares of Common Stock issuable pursuant to the terms of this Agreement above the Issuance Price (as defined below) then in effect and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon issuance of such Common Stock to the Investor pursuant to the terms of this Agreement. Notwithstanding anything herein to the contrary, if at any time the Investor is not permitted receive all the shares of Common Stock the Investor is entitled to receive pursuant to the terms of this Agreement for any reason, the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit the issuance of such shares of Common Stock.

5.             Miscellaneous.

5.1.       Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Investor may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be the Investor with respect to such assigned rights.

10

5.2.       Governing Law; Exclusive Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

5.3.       Notices. All notices, consents or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same at the address as provided for on the signature page to this Agreement.

5.4.       Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor.

5.5.       Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

5.6.       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11

5.7.       Survival. The representations, warranties and covenants of the Company and the Investor contained herein shall survive the Closing and delivery of the New Note.

5.8.       Failure to Deliver Shares of Common Stock. If the Company fails to file an additional listing application for the shares of Common Stock issuable pursuant to the terms of this Agreement or the Principal Market fails to provide Exchange Approval for the issuance of the shares of Common Stock by August 30, 2019, the Investor shall have the right to terminate this Agreement and the New Note shall be in default and the Investor shall have all rights as provided for in the side letter agreement dated as of even date hereof.

6.             Definitions. For purposes of this Agreement, the following words and terms shall have the following meanings:

6.1.       “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

6.2.       “Bloomberg” means Bloomberg, L.P., or any successor.

6.3.       “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price (as the case may be) then the last trade price of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price, is reported for such security by Bloomberg, the average of the ask prices, respectively, of any market makers for such security as reported by OTC Markets Group, Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Investor. If the Company and the Investor are unable to agree upon the fair market value of such security, the determination of the Company made in good faith shall be the fair market value of such security. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

6.4.       “Current Subsidiary” means any Person in which the Company on the Effective Date, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Current Subsidiaries.”

12

6.5.       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

6.6.       “Exchange Approval” means approval of the issuance of the shares of Common Stock contemplated by this Agreement by the Principal Market, which approval shall be obtained no later than August 30, 2019.

6.7.       “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

6.8.       “Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any other Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, individually or taken as a whole, or (iii) a material adverse effect on the Company’s or any Subsidiary’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

6.9.       “New Subsidiary” means, as of any date of determination, any Person in which the Company after the Effective Date, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “New Subsidiaries.”

6.10.       “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

6.11.       “Principal Market” means the NYSE American (or any nationally recognized successor thereto); provided, however, that in the event the Common Stock is ever listed or traded on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, the OTCQX, OTCQB, OTC Pink or any other market operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing), then the “Principal Market” shall mean such other market or exchange on which the Common Stock is then listed or traded.

6.12.       “SEC” means the U.S. Securities and Exchange Commission.

6.13.       “Securities Act” means the Securities Act of 1933, as amended.

6.14.       “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

13

6.15.       “Subsidiaries” means, as of any date of determination, collectively, all Current Subsidiaries and all New Subsidiaries, and each of the foregoing, individually, a “Subsidiary.”

6.16.       “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Investor or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

6.17.       “Transaction Documents” means, collectively, this Agreement, the New Note, the Registration Rights Agreement and any other agreement or document executed by the Company and/or the Investor in connection herewith or therewith.

6.18.       “Transfer Agent” means Computershare Trust Company, N.A., and any successor transfer agent of the Company.

[SIGNATURES ON THE FOLLOWING PAGE]

14

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

COMPANY:

DPW HOLDINGS, INC.

By:	/s/ Milton C. Ault, III
Name: Milton C. Ault, III
Title: Chief Executive Officer

Address for Notices:

201 Shipyard Way
Suite E
Newport Beach, CA 92663
Tel: (949) 444-5464
Email: Todd@dpwholdings.com

INVESTOR:

[●]

By:
Name: [●]
Title: [●]

Address for Notices: